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                                                                    EXHIBIT 23.1


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan of our report dated March 3, 2000, except for note 11, which is as of June 17, 2000, with respect to the consolidated financial statements of Marvell Technology Group Ltd., included in its Registration Statement on Form S-1 for the year ended January 31, 2000, filed with the Securities and Exchange Commission on March 23, 2000.

/s/ PRICEWATERHOUSE COOPERS LLP

San Jose, California
February 26, 2001